Exhibit 99.1

NEWS RELEASE

Contacts: Bob Halliday

Executive Vice President and

Chief Financial Officer

978.282.7597

or

Tom Baker

Vice President, Finance

978.282.2301

Varian Semiconductor Equipment Associates Reports

Fiscal 2010 Third Quarter Results

GLOUCESTER, MA, July 29, 2010 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (NASDAQ: VSEA) today announced results for its fiscal year 2010 third quarter ended July 2, 2010.

Revenue for the third quarter of fiscal year 2010 totaled $227.7 million, compared to revenue of $73.4 million for the same period a year ago. Varian Semiconductor recorded net income of $45.2 million, or $0.60 per diluted share during the third quarter of fiscal year 2010, compared to a net loss of $12.5 million, or $0.17 per diluted share for the same period a year ago.

Gary Dickerson, chief executive officer of Varian Semiconductor, said, “We have invested in bringing to market, technology that enables our customers to address device scaling challenges. Our technology leadership is providing us with the ability to penetrate new accounts and achieve dramatic growth this year.” Dickerson continued, “We are also reaching important milestones with our growth initiatives. Most notably, we launched the Solion implant product. Overall, the initial response has been very favorable with significant increased demand for demonstration tools and a growing potential customer base. We expect several production tool shipments over the coming months.”

Bob Halliday, chief financial officer, provided forward guidance for the fourth quarter of fiscal year 2010, “Our third quarter earnings per diluted share of $0.60 were at the high end of our guidance of $0.55 to $0.60 per diluted share. Also, our gross margins of 49.0% exceeded our guidance. Fourth quarter revenue is expected to be between $250.0 and $260.0 million and earnings per diluted share are anticipated to range from $0.70 to $0.75.”

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is a leading supplier of ion implantation equipment used in the fabrication of semiconductor chips. Varian Semiconductor’s products are used by chip manufacturers worldwide to produce high-performance semiconductor devices. Customers have made Varian Semiconductor the market leader in ion implant because of its architecturally superior products that lower their costs and improve their productivity.

Varian Semiconductor provides support, training, and after-market products and services that help its customers to obtain high utilization and productivity, reduce operating costs, and extend capital productivity of customer investments through multiple product generations. Varian Semiconductor has ranked #1 in the VLSI Research Customer Satisfaction Survey 13 times over the last 14 years. Varian Semiconductor operates globally and is headquartered in Gloucester, Massachusetts. More information can be found on Varian Semiconductor’s web site at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

VSEA Announces FY 2010 Q3 Results	Page 2	July 29, 2010

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning Varian Semiconductor’s guidance for fourth quarter fiscal 2010 revenue, earnings per diluted share, expected product shipments, financial performance, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; market adoption of Varian Semiconductor’s new products, such as the Solion implant product; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; and Varian Semiconductor’s dependence on certain key personnel. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Annual Report on Form 10-K for the fiscal year ended October 2, 2009 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces FY 2010 Q3 Results	Page 3	July 29, 2010

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Revenue
Product	$209,919	$62,695	$528,662	$203,681
Service	17,810	10,683	44,292	40,892

Total revenue	227,729	73,378	572,954	244,573

Cost of revenue	116,115	45,217	292,813	155,248

Gross profit	111,614	28,161	280,141	89,325

Operating expenses
Research, development and engineering	25,782	19,104	71,856	60,174
Marketing, general and administrative	31,229	22,150	89,282	73,000
Restructuring	380	672	380	8,972

Total operating expenses	57,391	41,926	161,518	142,146

Operating income (loss)	54,223	(13,765)	118,623	(52,821)

Interest income, net	1,044	1,043	2,811	3,512
Other expense, net	(98)	(217)	(1,062)	(744)

Income (loss) before income taxes	55,169	(12,939)	120,372	(50,053)
Provision for (benefit from) income taxes	10,001	(484)	19,989	(4,416)

Net income (loss)	$45,168	$(12,455)	$100,383	$(45,637)

Weighted average shares outstanding – basic	74,680	73,177	74,262	72,982
Weighted average shares outstanding – diluted	75,590	73,177	75,237	72,982

Net income (loss) per share – basic	$0.60	$(0.17)	$1.35	$(0.63)
Net income (loss) per share – diluted	$0.60	$(0.17)	$1.33	$(0.63)

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VSEA Announces FY 2010 Q3 Results	Page 4	July 29, 2010

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 2, 2010	October 2, 2009
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$231,199	$192,148
Short-term investments	44,306	44,043
Accounts receivable, net	180,128	115,002
Inventories	158,709	100,764
Deferred income taxes	18,055	19,601
Other current assets	21,005	22,188

Total current assets	653,402	493,746

Long-term investments	115,206	86,439
Property, plant and equipment, net	69,529	65,785
Long-term deferred income taxes	6,937	5,325
Other assets	15,004	14,944

Total assets	$860,078	$666,239

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$653	$610
Accounts payable	45,258	26,449
Accrued expenses	39,549	22,812
Income taxes payable	3,009	1,820
Product warranty	7,312	3,943
Deferred revenue	34,800	27,098

Total current liabilities	130,581	82,732

Long-term accrued expenses and other long-term liabilities	78,086	66,285
Long-term debt	1,097	1,592

Total liabilities	209,764	150,609

Stockholders’ equity
Common stock	957	945
Capital in excess of par value	648,142	612,930
Less: Cost of treasury stock	(714,877)	(714,877)
Retained earnings	716,434	616,051
Accumulated other comprehensive (loss) income	(342)	581

Total stockholders’ equity	650,314	515,630

Total liabilities and stockholders’ equity	$860,078	$666,239

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